Exhibit 99.1

Contacts:
Press: Jeff Ferry	Investors/Analysts: Bob Blair
jferry@infinera.com	bblair@infinera.com
Infinera Corporation	Infinera Corporation
408-572-5213	408-716-4879

Infinera Corporation Reports First Quarter Financial Results

Record Invoiced Shipments of $95.5 Million Demonstrate Strong Year Over Year Growth and Sustained

Demand for Unique PIC-Based Digital Optical Networks

Sunnyvale, CA, April 22, 2008 – Infinera Corporation (Nasdaq: INFN), a leading provider of digital optical communications systems, today released financial results for the first quarter ended March 29, 2008.

GAAP Results:

•	GAAP revenues for the first quarter of 2008 were $138.3 million compared to $76.1 million in the fourth quarter of 2007 and $49.2 million in the first quarter of 2007.

•	GAAP gross margins were 45% in the first quarter of 2008 compared to 36% in the fourth quarter of 2007 and 24% in the first quarter of 2007.

•

Including non-cash stock-based compensation and warrant valuation expenses, GAAP net income was $27.6 million, or $0.29 per diluted share, in the first quarter of 2008 compared to a GAAP net loss of $3.9 million, or $0.04 per share, in the fourth quarter of 2007 and a GAAP net loss of $19.8 million, or $2.62 per share, in the first quarter of 2007.

Invoiced Shipment Results:

•

Invoiced shipments for the first quarter of 2008 were $95.5 million compared to $93.4 million in the fourth quarter of 2007 and $66.7 million in the first quarter of 2007, representing growth of 2% from the prior quarter and 43% from the first quarter of 2007.

•

Gross margins on a non-GAAP invoiced shipments basis, excluding non-cash stock-based compensation, were 45% in the first quarter of 2008 compared to 47% in the fourth quarter of 2007 and 35% in the first quarter of 2007.

•

Excluding non-cash stock-based compensation and warrant valuation expenses, the net income on a non-GAAP invoiced shipments basis was $12.6 million, or $0.13 per diluted share, for the first quarter of 2008 compared to $15.9 million, or $0.17 per diluted share, in the fourth quarter of 2007 and a net loss of $5.4 million, or $0.71 per share, in the first quarter of 2007.

Management Commentary

“Our first quarter results represent another strong performance for Infinera and continued validation of our unique approach to optical networks,” said Jagdeep Singh, president and chief executive officer of Infinera. “Our business model continued to perform well in the March quarter with expanded new customer footprint, global penetration, sustained profitability and strong cash flow generation. We believe that the tangible economic advantages we deliver to carriers continue to resonate in each of the growing markets that we address.”

Singh noted several first quarter performance highlights:

•

For the second consecutive quarter, four customers accounted for 10% or greater of Q1 invoiced shipments. Shipments to Level 3 increased from Q4 levels to 31% of Q1 invoiced shipments, while Cox Communications, Interoute and XO Communications rounded out the list of largest customers in Q1. One year ago, the company had two 10% or greater customers, with our largest customer accounting for 57% of invoiced shipments.

•	Two new customers were added in the first quarter, bringing the customer base to 42 (taking into account the merger of two pre-existing customers in the first quarter).

•	Infinera’s rapid emergence as a leader in the optical networking market was affirmed by two recently released independent reports:

•

Ovum RHK indicated that Infinera took first place for the full year 2007 in the North American multi-reach DWDM market with a 28 percent share and fourth place worldwide in that segment with a 13 percent share.

•

Independent analyst firm Heavy Reading’s report “Photonic Integration & The Future of Optical Networking” named Photonic Integration the “best hope” for network scalability and cited Infinera as the “undisputed leader” in photonic integration technology.

•	Infinera announced several important advances in photonic integration, including:

•	The first roadmap for the Infinera photonic integrated circuit, indicating that the company believes it is feasible to achieve a doubling of capacity per chip approximately every three years.

•	A PIC demonstration that integrated ten wavelengths of data at 40 Gigabits/second (Gb/s) per wavelength for an aggregate data rate of 400 Gb/s.

•	Demonstration of a ten-channel PIC with integrated SOAs that transmitted error-free data in the 1490 nanometer range of the S-band without external dispersion compensation.

Conference Call Information:

Infinera will host a conference call for analysts and investors to discuss its first quarter results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live webcast of the conference call will also be accessible from the “Investor Relations” section of the company’s website at www.infinera.com. Following the webcast, an archived version will be available on the website for 30 days. To hear the replay, parties in the United States and Canada should call 1-800-945-9394. International parties can access the replay at +1-203-369-3550.

About Infinera

Infinera provides Digital Optical Networking systems to telecommunications carriers worldwide. Infinera’s systems are unique in their use of a breakthrough semiconductor technology: the Photonic Integrated Circuit (PIC). Infinera’s systems and PIC technology are designed to provide optical networks with simpler and more flexible engineering and operations, faster time-to-service, and the ability to rapidly deliver differentiated services without reengineering their optical infrastructure. For more information, please visit www.infinera.com.

Forward Looking Statements –

This press release contains forward-looking statements, including statements relating to Infinera’s ability to change the economics of optical communications networks and design products that are flexible and economical for our customers, including our belief that our results demonstrate strong year over year growth, sustained demand for our unique PIC-based digital optical networks and continued validation of our unique approach to optical networks, our belief that customers are purchasing our products for the unique benefits they provide, our belief that our business model continues to perform well with expanded new customer footprint, global penetration, sustained profitability and strong cash flow generation, our belief that the economic advantages we deliver to customers continues to resonate in each of the growing markets that we address, and our belief that it is feasible to achieve a doubling of capacity per chip approximately every three years. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs and develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our customers; our ability to reduce customer concentration; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission (SEC). More information about these and other risks that may impact Infinera’s business are set forth in our annual report on Form 10-K, which was filed with the SEC on February 19, 2008, as well as subsequent reports filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Non-GAAP and other Financial Measures

In addition to disclosing financial measures prepared in accordance with United States Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP and other financial measures that reflect invoiced shipments and exclude non-GAAP non-cash stock-based compensation and warrant valuation expenses. For a description of these non-GAAP financial measures, including the reasons why management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “GAAP to Non-GAAP Invoiced Shipment Reconciliation” as well as the accompanying notes on the use of certain non-GAAP measures. We anticipate disclosing forward-looking non-GAAP and other financial information in our conference call to discuss our first quarter of 2008 results, including an estimate of adjusted GAAP earnings for the second quarter of 2008 that excludes revenues and costs previously recognized on an invoiced shipments basis and non-GAAP non-cash stock-based compensation expenses related to our equity awards and the right to purchase common stock under our Employee Stock Purchase Plan in the period.

A copy of this press release can be found on the investor relations page of Infinera’s website at www.infinera.com.

Infinera Corporation and the Infinera logo are trademarks or registered trademarks of Infinera Corporation. All other trademarks used or mentioned herein belong to their respective owners.

Infinera Corporation

GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 29, 2008	March 31, 2007
Revenue:
Ratable product and related support and services	$72,386	$45,947
Product	64,128	3,245
Services	1,739	—

Total revenue	138,253	49,192
Cost of revenue (1):
Cost of ratable product and related support and services	35,831	35,910
Cost of product	39,665	1,363
Cost of services	1,190	—

Total cost of revenue	76,686	37,273
Gross profit	61,567	11,919
Operating expenses (1):
Sales and marketing	10,246	7,636
Research and development	18,293	16,058
General and administrative	8,417	5,557
Amortization of intangible assets	37	37

Total operating expenses	36,993	29,288

Income (loss) from operations	24,574	(17,369)
Other income (expense), net:
Interest income	3,303	185
Interest expense	(3)	(1,063)
Other gain (loss), net (2):	880	(1,537)

Total other income (expense), net	4,180	(2,415)
Income (loss) before provision of income taxes	28,754	(19,784)
Provision for income taxes	1,160	29

Net income (loss)	$27,594	$(19,813)

Net income (loss) per common share
Basic	$0.30	$(2.62)

Diluted	$0.29	$(2.62)

Weighted average shares used in computing net income (loss) per common share
Basic	91,250	7,560

Diluted	96,692	7,560

(1) The following table summarizes the effects of stock-based compensation related to employees, non-recourse notes and non-employees for the three months ended March 29, 2008 and March 31, 2007:
	Three Months Ended
	March 29, 2008	March 31, 2007
Cost of revenue	$208	$17
Research and development	1,223	309
Sales and marketing	850	87
General and administration	1,502	218

	3,783	631
Cost of revenue - amortization from balance sheet*	1,150	13

Total stock-based compensation expense	$4,933	$644

* Stock-based compensation expense deferred to inventory and to deferred inventory costs in prior periods and recognized in the current period.
(2) The following table summarizes the remeasurement of our freestanding preferred stock warrants under FAS 150:
	Three Months Ended
	March 29, 2008	March 31, 2007
Other gain (loss)	$—	$(2,500)

Infinera Corporation

GAAP to Non-GAAP Invoiced Shipment Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 29, 2008
	GAAP	Deferral Adjustments		Invoiced Shipments	Non-GAAP Stock Comp		Non-GAAP Invoiced Shipments Excluding Stock Comp
Revenue
Product and ratable revenue	$136,514	$(42,747	) (a)	$93,767	$—		$93,767
Services revenue	1,739			1,739	—		1,739

Total revenue	138,253	(42,747)		95,506	—		95,506
Cost of revenue	76,686	(23,022	) (b)	53,664	(1,141	) (c)	52,523

Gross profit	61,567	(19,725)		41,842	1,141		42,983
Gross margin	45%						45%
Operating expenses	36,993	—		36,993	(3,575	) (c)	33,418

Income (loss) from operations	24,574	(19,725)		4,849	4,716		9,565
Other income (expense), net	4,180	—		4,180	—		4,180

Income (loss) before provision for income taxes	28,754	(19,725)		9,029	4,716		13,745
Provision for income taxes	1,160	—		1,160	—		1,160

Net income (loss)	$27,594	$(19,725)		$7,869	$4,716		$12,585

Net income (loss) per common share:
Basic	$0.30						$0.14

Diluted	$0.29						$0.13

Weighted average shares used in computing net income (loss) per common share:
Basic	91,250						91,250

Diluted	96,692						96,692

	Three Months Ended December 29, 2007
	GAAP	Deferral Adjustments		Invoiced Shipments	Non-GAAP Stock Comp		Non-GAAP Invoiced Shipments Excluding Stock Comp
Revenue	$76,089	$17,287	(a)	$93,376	$—		$93,376
Cost of revenue	48,932	1,735	(b)	50,667	(965	) (c)	49,702

Gross profit	27,157	15,552		42,709	965		43,674
Gross margin	36%						47%
Operating expenses	34,800	—		34,800	(3,329	) (c)	31,471

Income (loss) from operations	(7,643)	15,552		7,909	4,294		12,203
Other income (expense), net	3,880	—		3,880	—		3,880

Income (loss) before provision for income taxes	(3,763)	15,552		11,789	4,294		16,083
Provision for income taxes	144	—		144	—		144

Net income (loss)	$(3,907)	$15,552		$11,645	$4,294		$15,939

Net income (loss) per common share:
Basic	$(0.04)						$0.18

Diluted	$(0.04)						$0.17

Weighted average shares used in computing net income (loss) per common share:
Basic	87,672						87,672

Diluted	87,672						95,317

Infinera Corporation

GAAP to Non-GAAP Invoiced Shipment Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31, 2007
	GAAP	Deferral Adjustments		Non-GAAP Invoiced Shipments	Stock Comp/Warrant Valuation		Non-GAAP Invoiced Shipments Excluding Stock Comp/Warrant Valuation
Revenue	$49,192	$17,467	(a)	$66,659	$—		$66,659
Cost of revenue	37,273	6,205	(b)	43,478	(57	) (c)	43,421

Gross profit	11,919	11,262		23,181	57		23,238
Gross margin	24%						35%
Operating expenses	29,288	—		29,288	(614	) (c)	28,674

Income (Loss) from operations	(17,369)	11,262		(6,107)	671		(5,436)
Other income (expense), net	(2,415)	—		(2,415)	2,500	(d)	85

Income (Loss) before provision for income taxes	(19,784)	11,262		(8,522)	3,171		(5,351)
Provision for income taxes	29	—		29	—		29

Net income (loss)	$(19,813)	$11,262		$(8,551)	$3,171		$(5,380)

Net income (loss) per common share:
Basic	$(2.62)						$(0.71)

Diluted	$(2.62)						$(0.71)

Shares used in computing net income (loss) per common share:
Basic	7,560						7,560

Diluted	7,560						7,560

Use of Non-GAAP Invoiced Shipments Information:

To supplement our condensed consolidated financial statements presented on a GAAP basis, Infinera uses invoiced shipment measures of operating results and net income, which include changes in our deferred revenue and deferred cost of inventory balances from the prior period. We also present non-GAAP measures of operating results, net income and net income per share, which are adjusted to include invoiced shipments and exclude non-GAAP stock-based compensation expense and warrant valuation expense. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Infinera’s underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance and are considered by management for the purpose of making operational decisions. In addition, these results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or basic and diluted net income per share prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

Infinera Corporation

GAAP to Non-GAAP Invoiced Shipment Reconciliation

(In thousands)

Use of Non-GAAP Financial Measures (Continued):

(a)	Included amount represents the change in the ratable and product deferred revenue balance for the period as reported on our balance sheet. No adjustment has been made for changes in services deferred revenue as these amounts relate to future service deliverables and are appropriately deferred on an invoiced shipment basis. We believe investors want to see the income statement with the change in the ratable and product deferred revenue balances included in order to understand the gross margin profile of the underlying invoiced shipments.

The deferred revenue adjustments recorded above are reconciled to the deferred revenue balance on our balance sheet in the table below:

	Three Months Ended March 29, 2008
Deferred Revenue	Ratable and Product Revenue	Services Revenue	Total
(In thousands)
Beginning balance	$174,437	$—	$174,437
Additions to deferred revenue	29,639	4,561	34,200
Amortization to revenue	(72,386)	(756)	(73,142)

Ending balance	$131,690	$3,805	$135,495

Change in deferred revenue balance	$(42,747)	$3,805	$(38,942)

	Three Months Ended 2007
Deferred Revenue	Dec. 29	Mar. 31
(In thousands)
Beginning balance	$157,150	$110,953
Additions to deferred revenue	92,544	63,414
Amortized to revenue	(75,257)	(45,947)

Ending balance	$174,437	$128,420

Change in deferred revenue balance	$17,287	$17,467

(b)	Included amount represents the change in the deferred cost of inventory balance for the period as reported on our balance sheet. We believe investors want to see the income statement with the change in the deferral balance included in order to understand the gross margin profile of the underlying invoiced shipments and in order to compare our financial performance with that of other companies and between periods.

The deferred cost of inventory adjustments recorded above are reconciled to the deferred cost of inventory balance on our balance sheet in the table below:

	Three Months Ended
Deferred Cost of Inventory	Mar. 29 2008	Dec. 29 2007	Mar. 31 2007
(In thousands)
Beginning balance	$81,622	$79,887	$67,253
Additions to deferred cost of revenue	11,162	39,580	33,164
Amortized to cost of revenue	(34,184)	(37,845)	(26,959)

Ending balance	$58,600	$81,622	$73,458

Change in deferred cost of inventory balance	$(23,022)	$1,735	$6,205

(c)	Excluded amount represents stock-based compensation expense on a non-GAAP basis. Stock-based compensation is a non-cash expense accounted for in accordance with the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R). While a large component of our expense, we believe investors want to evaluate our financial results both including and excluding the effects of stock-based compensation expense in order to compare our financial performance with that of other companies and between time periods.

The stock-based compensation expense excluded from cost of revenue is a non-GAAP financial measure and is reconciled to the corresponding GAAP amount in the table below:

	Three Months Ended
	March 29, 2008	December 29, 2007	March 31, 2007
GAAP stock-based compensation in cost of revenue	$208	$156	$17
GAAP stock-based compensation in cost of revenue - amortization from balance sheet	1,150	198	13
Stock-based compensation not deferred to deferred inventory cost	215	797	37
Stock-based compensation previously recognized on invoiced shipment basis	(432)	(186)	(10)

Non-GAAP stock-based compensation in cost of revenue	$1,141	$965	$57

(d)	Excluded amount represents the adjustment to revalue our convertible preferred warrants to fair value as required by FAS 150. Subsequent to our IPO, we are no longer required to revalue these warrants and, therefore, we believe investors want to evaluate our financial results both including and excluding the effect of this revaluation expense in order to compare our financial performance with that of other companies and between periods.

Infinera Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 29, 2008	December 29, 2007
ASSETS
Current assets:
Cash and cash equivalents	$121,930	$91,209
Short-term investments	91,813	181,168
Short-term restricted cash	773	743
Accounts receivable	42,547	39,216
Other receivables	1,785	1,127
Inventory	59,241	58,579
Deferred inventory costs	55,760	78,362
Prepaid expenses and other current assets	3,525	3,941

Total current assets	377,374	454,345
Property, plant and equipment, net	38,343	36,973
Intangible assets	1,475	1,541
Deferred inventory costs, non-current	2,840	3,260
Long-term investments	99,785	30,116
Long-term restricted cash	2,050	2,594
Other non-current assets	1,579	359

Total assets	$523,446	$529,188

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,734	$17,504
Accrued expenses	9,226	9,497
Accrued compensation and related benefits	7,983	17,749
Accrued warranty	5,807	4,974
Deferred revenue	128,831	167,031

Total current liabilities	176,581	216,755
Accrued warranty, non-current	5,220	5,018
Deferred revenue, non-current	6,663	7,406
Long-term exercised unvested options	639	825
Other long-term liabilities	5,201	4,610
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value
Authorized shares – 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value
Authorized shares – 500,000 as of March 29, 2008 and December 29, 2007
Issued and outstanding shares – 92,633 as of March 29, 2008 and 91,580 as of December 29, 2007	93	92
Additional paid-in capital	674,773	663,870
Accumulated other comprehensive income (loss)	(3,851)	78
Accumulated deficit	(341,873)	(369,466)

Total stockholders’ equity	329,142	294,574

Total liabilities, convertible preferred stock and stockholders’ equity	$523,446	$529,188

The accompanying notes are an integral part of these financial statements.

Infinera Corporation

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 29, 2008	March 31, 2007
Cash Flows from Operating Activities:
Net Income loss	$27,594	$(19,813)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,616	2,253
Amortization of debt discount		83
Accretion of investment discount	(461)
Stock-based compensation expense	4,933	644
Revaluation of warrant liability		2,500
Tax benefit from stock option transactions	235
Excess tax benefit from stock option transactions	(71)
Gain on sale of assets	(332)	(914)
Other gain	(33)	—
Changes in assets and liabilities:
Accounts receivable	(3,989)	22,193
Inventory	(1,023)	1,522
Prepaid expenses and other current assets	410	(2,178)
Deferred inventory costs	22,805	(6,218)
Other non-current assets	(1,220)	538
Accounts payable	5,792	(14,698)
Accrued liabilities and other expenses	(9,529)	(507)
Deferred revenue	(38,943)	17,467
Accrued warranty	1,035	4,091

Net cash provided by operating activities	9,819	6,963
Cash Flows from Investing Activities:
Purchases of available-for-sale investments and restricted cash	(78,300)	—
Proceeds from sales of investments	58,636	—
Proceeds from maturities of investments	36,600	—
Proceeds from disposal of fixed assets	332	1,139
Purchase of property and equipment	(2,481)	(5,164)

Net cash provided by (used in) investing activities	14,787	(4,025)
Cash Flows from Financing Activities:
Principal payments on loan obligations		(1,605)
Proceeds from loans		7,119
Proceeds from issuance of common stock	6,044	1,644
Excess tax benefit from stock option transactions	71	—
Repurchase of common stock	(3)	(20)

Net cash provided by financing activities	6,112	7,138

Effect of exchange rate changes	3	10

Net change in cash and cash equivalents	30,721	10,086
Cash and cash equivalents at beginning of period	91,209	28,884

Cash and cash equivalents at end of period	$121,930	$38,970

Supplemental disclosures of cash flow information:
Cash paid for interest	$3	$1,042
Cash paid for income taxes	$63	$47

The accompanying notes are an integral part of these financial statements.

Infinera Corporation

Supplemental Financial Information

	Q1’06	Q2’06	Q3’06	Q4’06	Q1’07	Q2’07	Q3’07	Q4’07	Q1’08
Invoiced Shipments	$13.8	$19.7	$42.0	$70.5	$66.7	$69.0	$80.4	$93.4	$95.5
Gross Margin %	-43%	16%	21%	25%	35%	37%	43%	47%	45%
Invoiced Shipment Composition:
Domestic %	76%	89%	78%	72%	89%	84%	81%	81%	82%
International %	24%	11%	22%	28%	11%	16%	19%	19%	18%
Largest Customer%	64%	58%	55%	47%	57%	48%	28%	18%	31%
Cash Related Information:
Cash from Operations	($21.6)	($12.3)	($18.8)	($15.0)	$6.9	($0.8)	($2.0)	$18.9	$9.8
Capital Expenditures	$2.1	$2.9	$6.2	$4.1	$5.2	$3.6	$3.0	$8.5	$2.5
Depreciation & Amortization	$1.6	$1.7	$1.9	$1.8	$2.1	$2.0	$2.7	$2.7	$2.6
DSO’s	54	48	49	54	27	36	47	39	42
Inventory Metrics:
Raw Materials	$4.0	$5.1	$7.8	$6.7	$7.4	$8.8	$7.5	$10.5	$7.9
Work in Process	$16.7	$21.2	$30.9	$38.1	$31.6	$36.0	$34.8	$35.1	$40.6
Finished Goods	$5.7	$12.0	$11.8	$13.5	$18.4	$13.7	$14.8	$13.0	$10.7
Total Inventory	$26.5	$38.3	$50.5	$58.3	$57.3	$58.5	$57.1	$58.6	$59.2
Inventory Turns	3.0	1.7	2.6	3.6	3.0	3.0	3.2	3.4	3.5
Worldwide Headcount	363	470	576	605	617	646	668	711	799